Exhibit 3.5

P06000094563

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies ✓ Certificates of Status ✓

Special Instructions to Filing Officer:

Office Use Only

800220555628

02/09/12--01025--001 **52.50

FILED
2012 FEB -9 AM 9:02
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Amend

FEB 10 2012
T. BROWN

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Allied Energy, Inc.

DOCUMENT NUMBER: P06000094563

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Alan Talesnick
Name of Contact Person

Patton Boggs LLP
Firm/ Company

1801 California Street, Suite 4900
Address

Denver, CO 80202
City/ State and Zip Code

atalesnick@pattonboggs.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Alan Talesnick at (303) 894-6378
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☒ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FILED
2012 FEB -9 AM 9:02
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Allied Energy, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P06000094563

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

n/a

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

n/a

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

n/a

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent n/a

(Florida street address)

New Registered Office Address: ______________________, Florida ________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Page 1 of 4

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:
P - President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO - Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change ___ Add ___ Remove	______	N/A	______
2) ___ Change ___ Add ___ Remove	______	______	______
3) ___ Change ___ Add ___ Remove	______	______	______
4) ___ Change ___ Add ___ Remove	______	______	______
5) ___ Change ___ Add ___ Remove	______	______	______
6) ___ Change ___ Add ___ Remove	______	______	______

Page 2 of 4

E. **If amending or adding additional Articles, enter change(s) here:**
(*attach additional sheets, if necessary*). (*Be specific*)

Please see attached Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

n/a

Page 3 of 4

The date of each amendment(s) adoption: August 5, 2008

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."

(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 02/07/2002

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Scott Harris

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)

Page 4 of 4

ALLIED ENJ•;RGY, INC. CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A PREFERRED STOCK The undersigned, Al I ied Energy, Inc., docs hereby certify that: I. Tlw undcrsig11ctt Scott Harris is the Chief Executive Officer of Allied Energy, Inc. (the " 'Corppr:11ion "). 2. The Corporalion's authorized preferred stock is I 0,000,000 shares of preferred stock with a par value of $.001. 3. The following n:solutions were duly acloptcd by the Board of Directors or the C orpnr:11 ion. WHEREAS. ihe Ccrtificntc of l11corporntion of the Corporaiion provides for a clnss of ib authorized stock known as prel"crred swck, coinpriscd of l 0,000,000 shares, issuable from time to 1 i 111c i II om: or mort· series; WHEREAS. t!1e Board of' Directors of the Corporntion is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights. rights and terms of redemption and Iiquid:ition preferences or any wholly unissucd Series of preferred stock nnd the number of shares con tituting any Series and the designation thereof, of any of them ; and WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid. lo fix the rights, prt'f'crences, restrictions ancfother maHers retating to a scriL·s or the preferred stl/ck, which shall consist or 100,000 shares of the preferred stock which the Corporation has the authority to issue. clas i/"icd as Series A, as follows: NOW. THEREFORE, BE IT RESOLVED. that the Board of Direc1ors provide for the issuance of a cries or prcferred stock for cash or exchange or otl1er securities, rights or property and does hcrchy fix an(I determine the rights, preferences, resrrictions and other matters relating to such series of preferred stock as follows: J. Designation and Number. The designation of the series of Preferred Stock ,Htlhorizcd by this resolution is "Series A Preferred Stock" (the "Series A Preferred Stock"), with ; 1 par value of $ . 00 l per share, and the numher of sh ; ires constituting the series is one hundred thousand ( l 00 , 000 ), to be issued us whole shares only, and not in f 1 ·acrion . il shares . 2. Voting . Except as otherwise provided herein and as otherwise required by raw, each share of the Series A Preferred Stock shall have 1 , 000 votes on all matters presented to be voted by the holders of wmmon stock . 3. Dividends . The holders of Series A Preferred Stock shall be entitled to receive . and the Corpor : ition shall pay to the holders of the Series A Preferred Stock, any .i(,I I lr,.,i:12/1/201 :2.> l'. \ I

dividends and 01hcr distributions made to holders of the Corporation's Common Stock at the same amount per share. if any, as are granted to the holders of the Corporation's Common Stock. As a result. the shares o!' Preferred Stock shall rank pari passu with the share or Common Stock with respect to payment of dividencls and other distributions. 4. Liquidation Rights . (a) The shares of the Series A Preferred Stock shall rank pari pa . <m 1 with the shares of Common Stock upon liquidation . As a result, the holder of one share of the Series A Preferred Stock shall be entitled to receive the same liquidation amount per share ns the holder of one share of the Corporation's Common Stock . (b) For purposes or this Section 4 , the following shall be considered a ''Liquidation" : (i) a sale, lease or other disposition of all or . ubstanrlally all of the assets of the Corporution : or { ii) any consolidation or merger of the Corporation with or into any oilier corporation or nthcr entity or person, or any other corpornte reorganization, in which the .: stockholders ol' the Corporation immediately prior to a consolidation, merger or reorga 111 zation . own lcs :; than fifty percent ( 50 <?,fJ) of the voting power of the surviving or acquiring entity imrncdi : itely after a consolidation, merger or reorgani 7 . ation, or any twnsaction or series or related transaciions in which fifty percent (50%) or more of the Corpora11on·s voling power is trnnsfcrred. 5. Reissuarn : e of' Preferred Stock . No shnre or shnres of Series A Preferred Stock acquired by the Corporation by reason of redemption . purchase, or otherwise shall be n .: issucd, and : ill the shares shall be cnnccllcd, retired and eliminated from the shares lhal the Corrorat ion shall be au 1 horized to issue . 6. Successors and Tr ans ferees . The provisions applicable to shares of Series A Preferred Stock shall bind and inure lo the benefit of and be enforceable by the CorporaLion . !he respective successors to the Corporation, and by any record holder of shares or Series A Preferred Stock. 7. Miscellaneous . (a) Nolices Any and all norices or olher communications or deliveries to be provided hy the l·lolder hereunder . shall be in writing and delivered personally, by facsimile, or scnl hy , 1 national Iy rccog 11 izcd overnight comier service, addre sed to the Corporalion . Any and ; ,II noLices or other communications or deliveries to be provided by the Corpornt ion hereunder shall be in writing und delivered personally, by facsimile, or sent hy ;1 na1ionally recognized overnight courier service addre sed to each holder at the focsimilc 1eJcphonc number (in the case of a facsimile message) or address (in the case or .111 overnight courier) of such holder appearing on the books of the Corporation, or if no such facsimile telephone 11umhcr or address appears, al the principal place of business of the Holder. Any notice or other comn1unication or deliveries hereunder shall be deemed given :ind effective on the cmlicst of (i) the date of transmission, if such notice or conum111ica1io11 is delivered via facsimile al the facsimile telephone number specified in (,1116.1),) 2/1/20124:211', \ I 2 this Section prior to 5 : 30 p . m . EST, (ii) the dale after the date of transmission, if such notice or communication is delivered vin facsimile at the facsimile telephone number specified in this Section later than 5 : 30 p . m . EST on any dare and earlier than 11 : 59 p . m . EST on such dale . (iii) the date of delivery if sent by nationally recognized overnight courier service . or (iv) upon a< .: tual receipt by the party to whom such notice is required to be given . (b) Lost or Mutilated Series A Preferred Stock Certificate. If a holder's Series A !>referred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation slrnll execute and deliver . in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new cerLificate for the shares of Series A Preferred Stock so n 1111 ilnted, Jost, stolen or destroyed hut only upon receipt of evidence of such loss, theft or destruction or such ccrtificnte . and of the ownership hereof . and indemnity, if requested, all reasonably sarisfoctory to the Corporation . (c) Governing Law . All questions concerning the construcrion, validity, enforcement and interpretation of this Certificate of Designation shall be governed by und construed and enforced in accordance with the internal !aws of the State of Floriclu . without regard to the principles of conflicts of law thereof . Each party agrees that nil legal proceedings concerning the interpretations, enforcement and defense of any 11 iattcr related 10 the subject matter of this Certificate of Designation or otherwise related to the terms of the Series A Preferred Stock or to the rights of the holders of the Preferred Stock (whctlicr hrnt 1 gh 1 agninst a party hereto or its respective affiliates, directors, o[liccrs . shareholders, employees or agents) shall be commenced in the state and federal rnurts silting in Florida (the "Florida Courts") . Each party hereto hereby irrcvooibly submits to the exdusivc jurisdiction of the Florida Courts for the adjudication of any dispL 1 tc hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect LO the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit . action or proceeding . any cl 11 im th : 11 ii i . s not personally subject to the jurisdiction of any such court . or such rlorida Courts are improper or inconvenient venue for such proceeding . Each party hcrd 1 y irn .: vocahly w . iivcs personal service of process all(] consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified maif or overnight delivery (with evidence of tlelivery) to such parly at the address in effect for notices to it under this Certificate of Designation ancl agrees that such service shall cons!itutc good and sufficient service of process and notice thereof . Nothing contained herein shall he deemed to limit in any way any right to serve process in any manner permitted by law . Each party hereto hereby irrevocably waives, to the fullcsl extent permitted by applicable Jaw, any and al! right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby . II' either parcy shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall he reimbursed hy the other party for its attorney's fees and other costs and expenses incurred with Lhe investigution, preparation and prosecution of such action or proceeding . :i(, 111 (,.1i., 2/ I /20 I .:J: '. \ l':0.1 3

-- - - - . -- - -- ---- - - - - - - - - - - - (d) _Yv'aiver . / \ ny waiver by the Corporation or Che Holder of a breach of any provision of this Certificate or Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Ccr 1 ifica 1 c of Designation . Th e failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafler to insist upon strict adherence 10 that term or any other Lerm of this Certificate of Designation . Any waiver musl be in writing . (c) Scverability . If any provision of this Certificate of Designation is inva lid , illegal or unenforceable, the balance of this Certificate of Designation shall reinai 11 in effect . and i f any prn v i sio n is i napplicab le lo any per son or circumstance, it slwll nevertheless rcnwin ; ipplicanlc to all other persons and circumstances (f) _ Nex t Business Day . Whenever any pa y ment or other obligation hereunder shall he due on a clay other than a business day, such payment shall be made on the 11 cx 1 succ eeding busin ess d,t y . - (g) He<tdings . The headings conwincd herein arc for conve nience only. clo not co11stitutc :1 part or this Ce rtificate of Designation and shall nol be deemed to Ji111i1 or affect any of the provisiom hereof. * ' * :!. ****' ' The foregoing resolution wns duly adopted b y a ll ne cessa ry action on the part of th e Corpor:.ition. N;ime : Scott A. Harris Title: Pn: s id c 111 & CEO 6 111 (1.11 ., '.!/1/:!(Jl'.! - l:::::; l'. \ I 4